EX-32   ·   Section 1350 Certifications

QUANTUM ASSETS INC.

Pursuant to Section  18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant  to  section  906  of  the   Sarbanes-Oxley   Act  of  2002 (subsection  (a) and (b) of  section  1350,  chapter 63 of title 18, United  States  Code),  each of the  undersigned  officers  of Quantum Assets Inc.,  a Nevada  corporation (the "Company"), does hereby certify that:

The Quarterly  Report of Form 10-Q for the quarter ended  March 31, 2010  (the  "Form  10-Q")  of  the  Company   fully   complies   with  the requirements  of section 13(a) or 15(d) of the  Securities  Exchange  Act of 1934  and  information  contained  in the  Form  10-Q  fairly presents,  in all material  respects,  the  financial  condition and results of operations of the Company.

Date: May 14, 2010
By:	/s/ Steve Curling
Steve Curling
Principal Executive Officer and Principal Financial Officer